Exhibit 99.3

CONTACT:

Frontier Media Relations

720-374-4560

Email: Media@flyfrontier.com

Frontier Investor Relations

(720) 374-2907

Email: Investor@flyfrontier.com

FRONTIER AIRLINES RECEIVES COURT APPROVAL FOR FIRST DAY MOTIONS

Orders Will Allow Frontier to Operate Flight Schedule, Honor Tickets and Reservations, Maintain Frequent Flyer Program, and Provide Pay and Benefits to Employees

DENVER, CO, April 11, 2008 – Frontier Airlines Holdings, Inc. (NASDAQ: FRNT) today announced that Judge Robert D. Drain of the U.S. Bankruptcy Court for the Southern District of New York has approved the “first day motions” that Frontier and its subsidiaries submitted as part of their voluntary filing for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  Approval of these critical motions helps to ensure Frontier’s ability to conduct normal business operations during the reorganization.

Frontier has received authorization to:

•                  Provide employee wages, healthcare coverage, vacation, sick leave and similar benefits without interruption.

•                  Honor pre-petition obligations to customers and continue customer programs including its EarlyReturns frequent-flyer program.

•                  Pay for fuel under existing fuel supply contracts, and honor existing fuel supply, distribution and storage agreements.

•                  Honor contracts relating to interline agreements with other airlines.

•                  Pay pre-petition obligations to foreign vendors, foreign service providers and foreign governments.

•                  Continue maintenance of existing bank accounts and existing cash management systems.

“We are grateful that Judge Drain granted the critical first day motions that will enable Frontier to continue normal operations,” said Sean Menke, Frontier President and CEO. “Importantly, the aviation professionals of Frontier are focused today – and will be throughout the Chapter 11 process – on delivering exceptional customer service.  Our reorganization is off to a smooth start and we look forward to taking important steps to further strengthen our Company.”

Frontier and its subsidiaries filed to reorganize under Chapter 11 on April 10, 2008, in the U.S. Bankruptcy Court for the Southern District of New York. The case number is 08-11298 (RDD).  More information about Frontier’s Chapter 11 filing is available on the Internet at frontierairlines.com/restructure. Court filings and claims information are available at http://Chapter11.epiqsystems.com/frontier.

About Frontier Airlines Holdings, Inc.

Frontier Airlines Holdings, Inc. is the parent company of Denver-based Frontier Airlines. Currently in its 14th year of operations, Frontier Airlines is the second-largest jet service carrier at Denver International Airport, employing approximately 6,000 aviation professionals. Frontier Airline’s mainline operation has 62 aircraft with one of the youngest Airbus fleets in North America. Frontier Airline’s mainline operations offers 24 channels of DIRECTV® service in every seatback along with a comfortable all coach configuration. In conjunction with its regional jet fleet, operated by Republic Airlines, and a fleet of ten Bombardier Q-400 aircraft operated by Lynx Aviation (a subsidiary of Frontier Airlines Holdings, Inc.), Frontier offers routes linking its Denver hub to 70 destinations, including 62 U.S. cities in 36 states spanning the nation from coast to coast; six cities in Mexico; one in Canada and one in Costa Rica. In November 2006, Frontier and AirTran announced a first-of-its-kind integrated marketing partnership that offers travelers the ability to reach more than 80 destinations across four countries with low fares, aboard two of the youngest fleets in the industry. For more in-depth information on Frontier Airlines, please visit its Web site at FrontierAirlines.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Statements contained in this press release that are not historical facts may be forward-looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could result in actual results differing materially from expected results and represent the Company’s expectations and beliefs concerning future events based on information available to the Company as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release. Additional information regarding risk factors that may affect future performance at the Company are contained in the Company’s SEC filings, including without limitation, the Company’s Form 10-K for its fiscal year ended March 31, 2007.

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